                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported)  January 3, 1997
                                                  ---------------

                                  MAXCO, Inc.
      -------------------------------------------------------------------
             (exact name of registrant as specified in its charter)



   MICHIGAN                           0-2762                     38-1792842
--------------------------------------------------------------------------------
 (State or other jurisdiction       (Commission                  (IRS Employer
      of incorporation)             File Number)            Identification No.)

                  1118 CENTENNIAL WAY, LANSING, MICHIGAN  48917
--------------------------------------------------------------------------------
                 (Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code       (517) 321-3130
                                                  ------------------------------

MAXCO, INC.
FORM 8-K/A



Item 2.  Acquisition or Disposition of Assets

January 3, 1997, Maxco completed an agreement subject to final determination of purchase price to acquire the business and substantially all of the assets (consisting principally of accounts receivable, inventory and fixed assets) of Lansing, Michigan based Atmosphere Annealing, Inc. Atmosphere Annealing, which was privately owned by four individuals, including a 25% ownership by the spouse of Maxco Chairman, Max A. Coon, provides metal heat treating to Midwestern industrial users. It employs approximately 370 people at facilities in Lansing, Michigan; Canton, Ohio and North Vernon, Indiana.

The consideration paid for these assets, acquired for approximately $12.8 million, consisted of the assumption of funded debt of approximately $6.4 million, cash and the issuance of a subordinated note. The sellers received one half of the purchase price, net of funded debt assumed, in cash with the balance in the form of a subordinated note.

Cash used for this transaction was provided by proceeds from the sale of some of the Company's marketable securities.

Agreement on the purchase price was reached based on an arms length negotiation.


Item 7.  Financial Statements and Exhibits

 7 (a) Audited financial statements of Atmosphere Annealing, Inc. for the year ended December 31, 1996 are included as a separate portion of this report.

7  (b)   Proforma Financial Data

         The following unaudited proforma condensed balance sheet reflects the acquisition, including purchase adjustments, of Atmosphere Annealing, Inc. as if it occurred on December 31, 1996.

                                        Maxco           Impact of          Proforma
                                    (as reported)  Purchase Transaction  Consolidated
                                    -------------  --------------------  ------------
                                                   (In thousands)
Cash and marketable securities       $    7,832          $    (3,183)     $   4,649
Accounts and notes receivable            11,452                3,389         14,841
Inventories and other                     4,540                  259          4,799
                                     ----------          -----------      ---------
   Total current assets                  23,824                  465         24,289
Marketable securities--long term          9,277                               9,277
Property and equipment                    9,177                9,197         18,374
Other assets                             12,430                2,444         14,874
                                     ----------          -----------      ---------
                                         54,708               12,106         66,814
                                     ==========          ===========      =========
Current liabilities                  $   10,634          $     4,140      $  14,774
Long-term obligations                     5,628                7,966         13,594
Deferred income taxes                     2,708                               2,708
Stockholders' equity                     35,738                              35,738
                                     ----------          -----------      ---------
                                     $   54,708          $    12,106      $  66,814
                                     ==========          ===========      =========

         The following unaudited proforma summary presents the consolidated results of operations as if the acquisition of Atmosphere had been completed at the beginning of the periods presented, and does not purport to be indicative of what would have occurred had the acquisition actually been made as of such date or of results which may occur in the future.


                                    Nine-months ended December 31, 1996
                                Maxco        Atmosphere     Proforma        Proforma
                            (as reported)    Annealing      Adjustments    Consolidated
                            --------------  -------------  -------------  --------------
                                   (In thousands, except per share data)
Net sales                      $54,172       $21,190                          $75,362
Income from continuing
   operations                   22,879(A)      1,257(B)     (562)(B)           23,574
Per common share:
  Primary                      $  5.66                                        $  5.83
  Fully diluted                $  5.37                                        $  5.53


                                     Twelve-months ended March 31, 1996
                                Maxco        Atmosphere     Proforma        Proforma
                            (as reported)    Annealing      Adjustments    Consolidated
                            --------------  -------------  -------------  --------------
                                   (In thousands, except per share data)

Net sales                      $59,330        $27,709                          $87,039
Income (loss) from
   continuing operations        (2,599)         1,677(B)      (751)(B)          (1,673)
Per common share:
   Primary                     $  (.64)                                        $  (.43)
   Fully diluted(C)            $  (.58)                                        $  (.38)

      (A)Includes an after-tax gain of approximately $22 million from the sale of Maxco's interest in FinishMaster, Inc.

      (B)The audited financial statements of Atmosphere did not require a federal tax provision because prior to the acquisition by Maxco, Atmosphere elected to be taxed as an S-Corporation. Consequently, proforma adjustments include a 34% federal tax provision for Atmosphere's income for the periods presented.

      (C)Anti-dilutive for the twelve months ended March 31, 1996.


 7 (c) Exhibits

Exhibit
Number

 10.11 Asset purchase agreement for the purchase of Atmosphere Annealing, Inc. is hereby incorporated by reference from Form 8-K filed January 17, 1997.

                         ATMOSPHERE ANNEALING, INC.
                                FINANCIAL REPORT
                          WITH ADDITIONAL INFORMATION
                               DECEMBER 31, 1996

                           ATMOSPHERE ANNEALING, INC.



                                    CONTENTS



REPORT LETTER                                                               1


FINANCIAL STATEMENTS

Balance Sheet                                                               2

Statement of Operations                                                     3

Statement of Changes in Stockholders' Equity                                4

Statement of Cash Flows                                                     5

Notes to Financial Statements                                              6-12


REPORT LETTER                                                               13

ADDITIONAL INFORMATION

Schedule of Operations by Plant                                             14

                          Independent Auditor's Report



To the Board of Directors
Atmosphere Annealing, Inc.


We have audited the accompanying balance sheet of Atmosphere Annealing, Inc. as of December 31, 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atmosphere Annealing, Inc. at December 31, 1996, and the results of its operations, changes in stockholders' equity, and cash flows for the year then ended, in conformity with generally accepted accounting principles.

As disclosed in Note 10 to the financial statements, subsequent to December 31, 1996, the assets of the Company (excluding cash, certain real estate, and certain cash surrender value of life insurance policies) were sold, with the buyer assuming substantially all of the Company's liabilities.



                                                        PLANTE & MORAN, LLP





January 30, 1997

                           ATMOSPHERE ANNEALING, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1996



                                     ASSETS


CURRENT ASSETS
  Cash                                                                            $     251,917
  Accounts receivable, less allowance for doubtful accounts of $87,509                3,388,959
  Prepaid expenses and other                                                            364,703
                                                                                  -------------

           Total current assets                                                       4,005,579

PROPERTY, PLANT, AND EQUIPMENT (Note 2)                                               7,617,327
                                                                                  -------------

CASH SURRENDER VALUE OF LIFE INSURANCE, net of policy
  loans of $425,814                                                                     326,818
                                                                                  -------------
           Total assets                                                           $  11,949,724
                                                                                  =============

                            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable (Note 3)                                                          $   1,650,000
  Current portion of long-term debt (Note 4)                                          1,297,590
  Accounts payable                                                                    1,818,388
  Accrued liabilities                                                                   604,711
                                                                                  -------------

           Total current liabilities                                                  5,370,689

LONG-TERM DEBT (Note 4)                                                               3,831,467

STOCKHOLDERS' EQUITY
  Common stock - $1 par value:
    Authorized - 50,000 shares
    Issued and outstanding - 20,000 shares                                               20,000
  Additional paid-in capital                                                             40,000
  Retained earnings                                                                   2,687,568
                                                                                  -------------

               Total stockholders' equity                                             2,747,568
                                                                                  -------------
               Total liabilities and stockholders' equity                         $  11,949,724
                                                                                  =============


See Notes to Financial Statements.
                                       2

                           ATMOSPHERE ANNEALING, INC.
                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996




INCOME
  Sales                                                          $ 27,709,164

COSTS AND EXPENSES
  Personnel costs                                                  12,476,898
  Administrative expenses                                             946,354
  Processing costs                                                  3,540,401
  Maintenance                                                       2,432,036
  Supplies                                                          1,311,089

  Automobile expense                                                   52,756
  Trucking and shipping expense                                       586,819
  Utilities and telephone                                           1,009,008
  Insurance                                                            38,806
  Officers' life insurance                                             33,685

  Waste disposal expense                                              311,017
  Taxes                                                               339,957
  Interest expense                                                    713,949

  Bad debt expense                                                    631,423
  Depreciation and amortization expense                             1,031,677
  Other expenses                                                      606,567
                                                                 ------------
          Total costs and expenses                                 26,062,442
                                                                 ------------
OPERATING INCOME                                                    1,646,722

OTHER INCOME                                                           30,233
                                                                 ------------

NET INCOME                                                       $  1,676,955
                                                                 ============


See Notes to Financial Statements.
                                       3

                           ATMOSPHERE ANNEALING, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY



                                        COMMON STOCK
                                  -------------------------     ADDITIONAL
                                    SHARES         AMOUNT        PAID-IN        RETAINED          TOTAL
                                                                 CAPITAL        EARNINGS
                                  ----------     ----------     ----------     ----------      ----------

BALANCE - January 1, 1996             20,000     $   20,000     $   40,000     $1,490,613      $1,550,613
Net income                                 -              -              -      1,676,955       1,676,955
Distributions                              -              -              -       (480,000)       (480,000)
                                  ----------     ----------     ----------     ----------      ----------
BALANCE - December 31, 1996           20,000     $   20,000     $   40,000     $2,687,568      $2,747,568
                                  ==========     ==========     ==========     ==========      ==========


See Notes to Financial Statements.
                                       4

                           ATMOSPHERE ANNEALING, INC.
                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996




CASH FLOWS FROM OPERATING ACTIVITIES
  Cash received from customers and others                                        $ 25,848,409
  Cash paid to suppliers and employees                                            (21,181,112)
  Interest paid                                                                      (713,949)
                                                                                 ------------

                Net cash provided by operating activities (Note 5)                  3,953,348

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property, plant, and equipment                                         (645,453)
  Proceeds from sale of property, plant, and equipment                                 23,040
  Increase in cash surrender value of life insurance                                  (22,051)
                                                                                 ------------

                Net cash used in investing activities                                (644,464)

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments of short-term debt, net of proceeds                                   (2,099,516)
  Principal payments on long-term debt                                             (1,385,723)
  Proceeds from long-term debt                                                        719,362
  Distributions to stockholders                                                      (480,000)
                                                                                 ------------


                Net cash used in financing activities                              (3,245,877)
                                                                                 ------------
NET INCREASE IN CASH                                                                   63,007

CASH - Beginning of year                                                              188,910
                                                                                 ------------

CASH - End of year                                                               $    251,917
                                                                                 ============


See Notes to Financial Statements
                                       5

                           ATMOSPHERE ANNEALING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996





NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

        Atmosphere Annealing, Inc. (Company) is engaged in commercial heat treating of metal products for various industrial customers located primarily in Michigan, Ohio, and Indiana. As discussed in Note 10, the stockholders of the Company entered into an agreement for sale of the assets of the Company, excluding certain real estate, certain cash surrender value of the life insurance policies, and cash balances, and assumption of substantially all the liabilities by the buyer subsequent to December 31, 1996.

        Property, Plant, and Equipment - Property, plant, and equipment, including significant betterments to existing facilities and equipment, are recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.

        Income Taxes - Pursuant to provisions of the Internal Revenue Code, the Company has elected to be taxed as an S corporation. Generally, the income of an S corporation is not subject to federal income tax at the corporate level, but rather the stockholders are required to include a pro-rata share of the Corporation's taxable income in their personal income tax returns, irrespective of whether dividends have been paid. Accordingly, no provision for federal income taxes has been made in the accompanying statements.

        Retirement Plan - The Company has a contributory profit sharing 401(k) plan that covers substantially all employees. Company matching contributions are based on a formula defined in the plan. These costs are funded as accrued (Note 7).

        Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                           ATMOSPHERE ANNEALING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996





NOTE 2 - PROPERTY, PLANT, AND EQUIPMENT

         Cost of property, plant, and equipment and depreciable lives are summarized as follows:


                                                     AMOUNT         DEPRECIABLE
                                                                    LIFE-YEARS
                                                   -----------    --------------
         Land                                      $   382,440           -
         Buildings and improvements                  4,232,946         3-40
         Machinery and equipment                     7,893,211         3-10
         Delivery equipment                            704,071          3-7
         Office equipment                              361,454          5-7
         Automobiles                                   153,161          3-5
                                                   -----------

         Total cost                                 13,727,283

         Accumulated depreciation
           and amortization                          6,109,956

                                                   -----------

               Net carrying amount                 $ 7,617,327
                                                   ===========

NOTE 3 - NOTES PAYABLE

         Notes payable to bank represents borrowings on a working capital line of credit totaling $3,500,000. The notes are collateralized by accounts receivable, inventory, and equipment and bear interest at the bank's base rate of 8.25 percent at December 31, 1996.

         In addition , the Company has available a $1,000,000 equipment commitment line of credit. No amounts were outstanding against this line of credit at December 31, 1996.

         In connection with the line-of-credit agreements, the Company has agreed to certain covenants, including maintenance of specified levels of equity, debt-to-equity ratios, certain financial ratios, and incurrence of long-term debt.

                           ATMOSPHERE ANNEALING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996





NOTE 4 - LONG-TERM DEBT

         Long-term debt consists of the following:


        Various bank notes, collateralized by accounts receivable, inventory, and equipment, bearing interest ranging from the bank's base rate to 0.50% over the bank's base rate, payable in monthly installments of $31,547, plus interest. Notes are due at various
        dates between March 31, 1997 and October 1, 2000.                          $   1,010,949

        Bank note, collateralized by a real estate mortgage, accounts receivable, inventory, and equipment, bearing interest at rates ranging from the bank's base rate, payable in monthly installments of $7,500, plus interest. Note is due on January 1, 2001. The stockholders have personally guaranteed this loan to a maximum of
        $1,600,000.                                                                      836,667

        Bank note, collateralized by accounts receivable, inventory, and equipment, bearing interest at .75% over the bank's base rate, payable in monthly installments of $14,583, plus interest. Any
        remaining balance on this note is due October 1, 1998.                           845,833

        Bank note, collateralized by a real estate mortgage, accounts receivable, inventory, and equipment, bearing interest at the bank's base rate, payable in monthly installments of $22,996, plus
        interest. Any remaining balance on note is due February 1, 1999.                 593,728

        Bank note, collateralized by a real estate mortgage, bearing interest at the bank's variable base rate, payable in monthly installments of $3,333, plus interest. Any remaining balance on
        this note is due May 1, 2000.                                                    536,667

        Bank notes, collateralized by real estate mortgages, bearing interest at the bank's base rate, due in monthly installments of
        $10,336, including interest. Notes are due at August 1, 2001 and
        December 30, 2001.                                                               492,394

        Bank note, collateralized by a real estate mortgage, accounts receivable, inventory, and equipment, bearing interest at the bank's base rate, due in monthly installments of $8,930, plus
        interest, with the remaining balance due May 1, 1998.                            133,929


                           ATMOSPHERE ANNEALING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996



NOTE 4 - LONG-TERM DEBT (Continued)

         Bank note, collateralized by a real estate mortgage, bearing interest at .25% over the bank's base rate, due in monthly installments of $2,164, plus interest with the remaining balance
         due December 14, 1999.                                                           $     131,975

         Bank note, collateralized by real estate mortgage, bearing interest at 1% over the bank's base rate, due in monthly installments of
         $3,363, with the remaining balance  due November 18, 1999.                             155,769

         Bank note, collateralized by real estate mortgages, accounts receivable, inventory, and equipment, bearing interest at the bank's base rate, due in monthly installment of $3,205, plus
         interest. Any remaining balance is due January 1, 2001.                                157,045

         Other notes                                                                            234,101
                                                                                          --------------

                    Subtotal                                                                   5,129,057

                    Less current portion                                                       1,297,590
                                                                                          --------------

                    Long-term portion                                                     $    3,831,467
                                                                                          ==============

        The bank's base rate was 8.25 percent at December 31, 1996.

        Minimum principal payments on long-term debt to maturity as of December 31, 1996, are as follows:


                    1997                             $  1,297,590
                    1998                                1,669,505
                    1999                                  816,001
                    2000                                  760,654
                    2001                                  202,807
                    2002 and after                        382,500
                                                     ------------

                                   Total             $  5,129,057
                                                     ============

                           ATMOSPHERE ANNEALING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996





NOTE 5 - CASH FLOWS

         A reconciliation of net income to net cash flows provided by operating activities is as follows:


Net income                                                 $  1,676,955
Adjustments to reconcile net income to net cash
   from operating activities:
      Depreciation and amortization                           1,031,677
      Loss on disposal of equipment                              37,363
      Provision for bad debts                                   631,423
      (Increase) decrease in assets:
          Accounts receivable                                  (215,559)
          Prepaid expenses and other                           (229,527)
          Other assets                                           18,316
      Increase (decrease) in liabilities:
          Accounts payable                                      693,814
          Accrued liabilities                                   308,886
                                                           ------------

              Net cash provided by operating activities    $  3,953,348
                                                           ============

        There were no significant noncash investing or financing activities in 1996.


NOTE 6 - HEALTH INSURANCE PLAN

         The Company maintains a program of self-insurance for its health insurance plan offered to substantially all of its employees. The cost of the program for the year ended December 31, 1996, was approximately $1,571,000.

         The Company has made a provision for the estimated cost of health insurance claims incurred but not yet reported as of December 31, 1996.

                           ATMOSPHERE ANNEALING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996





NOTE 6 - HEALTH INSURANCE PLAN (Continued)

         The Company purchases specific excess and aggregate excess insurance for protection against losses as follows:

         - Specific Excess Coverage - Provides loss coverage for each loss in excess of $50,000 at December 31, 1996.

         - Aggregate Excess Coverage - Provides coverage if the total losses exceed a percentage of expected claims for the year.

         In the event the excess insurance company is unable to meet the obligations under the existing insurance agreement, the Company would be liable for such defaulted amounts. While the Company cannot categorically state that future claims will not have a material impact on its financial position, it is not presently aware of any claims in excess of its specific coverage.


NOTE 7 - RETIREMENT PLAN

         The Company has a contributory profit sharing 401(k) plan that covers substantially all employees. Employer contributions made to the 401(k) plan for the year were $101,009.


NOTE 8 - STOCK REPURCHASE AGREEMENT

         The Company has entered into a stock repurchase agreement where, in the event of the death of a stockholder, the Company is to redeem the related stock from the stockholder's estate for a predetermined price.

         Life insurance policies naming the Company as beneficiary are maintained to provide some of the necessary capital to repurchase stock in the event of a stockholder's death.

                           ATMOSPHERE ANNEALING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996





NOTE  9 - COMMITMENT

          The Company has entered into a 10-year agreement (through 2004) with another company that will provide liquid nitrogen at $9,400 per month. Included in this agreement is an exit fee if the Company decides to terminate the agreement. The exit fee through 1998 is $210,000. Exit fees every year after are as follows:


                 1999                          $    195,000
                 2000                          $    175,000
                 2001                          $    160,000
                 2002                          $    125,000
                 2003                          $    100,000
                 2004                          $     75,000

NOTE 10 - SUBSEQUENT EVENTS

          On January 3, 1997, the stockholders of the Company entered into an agreement for sale of the assets and assumption of substantially all of the liabilities of the Company, excluding certain real estate, certain cash surrender value of life insurance policies, and cash balances included in these financial statements. The Company changed its legal name to BCGW, Inc., and its continued operations are expected to consist solely of leasing real estate to the buyer.

                             ADDITIONAL INFORMATION

To the Board of Directors
Atmosphere Annealing, Inc.


We have audited the financial statements of Atmosphere Annealing, Inc. for the year ended December 31, 1996. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information, as listed in the table of contents, is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the procedures applied in the audit of the basic financial statements, and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.


                                                            PLANTE & MORAN, LLP






January 30, 1997

                           ATMOSPHERE ANNEALING, INC.
                        SCHEDULE OF OPERATIONS BY PLANT
                          YEAR ENDED DECEMBER 31, 1996



                                         CORPORATE        BASSETT         CANTON          MT. HOPE        NORTH           TOTAL
                                           OFFICE          PLANT           PLANT           PLANT          VERNON
                                       ------------     -----------    ------------     -----------    -----------    ------------
INCOME
  Sales                                $          -     $ 5,838,050    $ 12,050,589     $ 7,590,278    $ 2,230,247    $ 27,709,164

COSTS AND EXPENSES
  Personnel costs                         1,602,511       2,121,906       4,581,709       3,301,753        869,019      12,476,898
  Administrative expenses                   429,538          79,281         233,413          48,861        155,261         946,354
  Processing costs                                -         901,417       1,195,627       1,124,678        318,679       3,540,401
  Maintenance                                     -         667,000       1,074,958         539,222        150,856       2,432,036
  Supplies                                    7,457         236,505         517,857         333,969        215,301       1,311,089

  Automobile expense                         13,441           4,532          22,845           3,785          8,153          52,756
  Trucking and shipping expense              57,036         108,695         227,068          57,742        136,278         586,819
  Utilities and telephone                    44,340         179,152         367,082         313,765        104,669       1,009,008
  Insurance                                     643           9,586          15,256          11,330          1,991          38,806
  Officers' life insurance                   33,685               -               -               -              -          33,685

  Waste disposal expense                          -         101,777         103,343          72,906         32,991         311,017
  Taxes                                     110,400          48,741          70,874          67,809         42,133         339,957
  Interest expense                          267,284          51,367         262,095          76,723         56,480         713,949

  Bad debt expense                          134,763          14,021         470,095           6,661          5,883         631,423
  Depreciation and amortization
    expense                                  30,925         101,292         556,006         252,413         91,041       1,031,677
  Other expenses                            106,754          63,656         311,389          92,069         32,699         606,567
                                       ------------     -----------     -----------      ----------     ----------     -----------

               Total costs and            2,838,777       4,688,928      10,009,617       6,303,686      2,221,434      26,062,442
                  expenses
                                       ------------     -----------     -----------      ----------     ----------     -----------

OPERATING INCOME (LOSS)                  (2,838,777)      1,149,122       2,040,972       1,286,592          8,813       1,646,722

OTHER INCOME                                 30,233               -               -               -              -          30,233
                                       ------------     -----------     -----------      ----------     ----------     -----------

NET INCOME (LOSS)                      $ (2,808,544)    $ 1,149,122     $ 2,040,972      $1,286,592     $    8,813     $ 1,676,955
                                       ============     ===========     ===========      ==========     ==========     ===========

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MAXCO, INC.
                                  (Registrant)

  DATE:  March 14, 1997           By:  /S/VINCENT SHUNSKY
         --------------                ---------------------------------
                                       Vincent Shunsky,
                                       Vice President-Finance and Treasurer
                                       (Principal Financial and Accounting
                                       Officer)